Forum Energy Technologies Announces
Second Quarter 2020 Results
•Revenue of $113 million
•Net loss of $(5) million and diluted EPS of $(0.05)
•Adjusted EBITDA of $(11.6) million
•Cash flow from operations of $(3.6) million and free cash flow after capital expenditures of $(3.5) million
HOUSTON, TEXAS, August 6, 2020 - Forum Energy Technologies, Inc. (NYSE: FET) today announced second quarter 2020 revenue of $113 million, a decrease of $69 million from the first quarter 2020. Net loss for the quarter was $5 million, or $0.05 per diluted share, compared to a net loss of $37 million, or $0.33 per diluted share, for the first quarter 2020. Excluding $27 million, or $0.24 per share of special items, adjusted net loss was $0.29 per diluted share in the second quarter 2020, compared to an adjusted net loss of $0.20 per diluted share in the first quarter 2020. Adjusted EBITDA was $(11.6) million in the second quarter 2020, a decrease of approximately $16.1 million from the first quarter 2020.
Special items in the second quarter 2020, on a pre-tax basis, included a $36 million gain on extinguishment of debt, repurchased by the company at a substantial discount, partially offset by $4 million of restructuring and other charges, $4 million of inventory and other impairments and $1 million of foreign exchange losses. See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “The dislocation caused by the COVID-19 pandemic and the resulting collapse in energy demand has been dramatic. With little ongoing work for drilling and completions services, customer spending has been exceptionally weak, impacting demand for many of Forum’s products.
“In response to these challenges, our management team moved swiftly to restructure the company to weather the storm. Early in the second quarter, we completed significant structural cost reductions, which represent a step change in the rate of continuous cost actions undertaken since the downturn began in 2014. Our results reflect the impact of removing approximately $100 million of cost on an annualized basis in the second quarter 2020 compared to the immediately preceding quarter. On a year-over-year basis, the cost reductions on an annualized basis are close to $150 million. This swift and significant action allowed Forum to significantly offset lower sales volume and pricing limiting our decremental margins to 23%

compared to the first quarter. We now have a much leaner cost structure to weather the downturn and benefit from any incremental activity increases.
“Earlier this week, Forum successfully closed the exchange offer for our outstanding notes. This transaction extends our maturity to 2025 and maintains our current cash interest cost. In addition, the new notes preserve equity value for our current shareholders and provide a deleveraging opportunity through a partial, mandatory conversion to equity at a significant premium to the current stock price. Forum now has ample runway to take advantage of the opportunities a market recovery will present.”
Segment Results
Drilling & Downhole segment revenue was $47 million, a decrease of $29 million, or 38%, from the first quarter 2020, due to lower sales of drilling and downhole products in North America, resulting from the significant slowdown in drilling and completions activity. Orders in the second quarter were $42 million, a 40% decrease from the first quarter, primarily due to lower orders for downhole and drilling consumable short cycle products. Segment adjusted EBITDA was $(3) million, down $10 million from the first quarter, resulting primarily from the significant decline in revenues partially offset by cost reduction actions taken in the second quarter. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global drilling, well construction, artificial lift and subsea markets.
Completions segment revenue was $18 million, a sequential decrease of $33 million, or 65%, due to the severe slowdown in well completions activity and cannibalization of equipment by our service company customers. Orders in the second quarter were $14 million, a decrease of $36 million, or 72%, from the first quarter 2020. Segment adjusted EBITDA was $(6) million, down $10 million from the first quarter, as a result of the loss of operating leverage on lower sales volumes partially offset by significant cost reductions implemented in the second quarter. The Completions segment designs and manufactures products for the coiled tubing, stimulation and intervention markets.
Production segment revenue was $49 million, a decrease of $7 million, or 13% from the first quarter 2020, due to lower sales for our Valve Solutions product line. Orders in the second quarter were $29 million, a 43% decrease sequentially, due to lower orders for surface production equipment as operators slowed their completions activity and fewer bookings from our valve distribution customers due to their ongoing inventory destocking. Segment adjusted EBITDA was $2.1 million, an increase of $2 million sequentially, as a result of cost reductions from restructuring actions implemented in the second quarter. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
Forum Energy Technologies is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the severity and duration of the COVID-19 pandemic and related repurcussions resulting from the negative impact on demand for oil and gas, the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Lyle Williams
Executive Vice President and Chief Financial Officer
713.351.7920
lyle.williams@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	June 30,		March 31,
(in millions, except per share information)	2020	2019	2020
Revenue	$113.3	$245.6	$182.6
Cost of sales	100.4	182.4	160.5
Gross profit	12.9	63.2	22.1
Operating expenses
Selling, general and administrative expenses	48.3	62.9	60.2
Transaction expenses	0.2	0.1	—
Impairments of intangibles, property and equipment	0.1	—	17.3
Loss (gain) on disposal of assets and other	(0.7)	0.1	—
Total operating expenses	47.9	63.1	77.5
Earnings from equity investment	—	0.6	—
Operating income (loss)	(35.0)	0.7	(55.4)
Other expense (income)
Interest expense	6.4	8.2	6.7
Gain on extinguishment of debt	(36.3)	—	(7.5)
Deferred loan costs written off	0.1	—	1.8
Foreign exchange losses (gains) and other, net	0.7	(2.2)	(4.9)
Total other (income) expense, net	(29.1)	6.0	(3.9)
Loss before income taxes	(5.9)	(5.3)	(51.5)
Income tax expense (benefit)	(0.4)	8.4	(14.4)
Net loss (1)	$(5.5)	$(13.7)	$(37.1)

Weighted average shares outstanding
Basic	111.6	110.0	111.2
Diluted	111.6	110.0	111.2

Loss per share
Basic	$(0.05)	$(0.12)	$(0.33)
Diluted	$(0.05)	$(0.12)	$(0.33)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Six months ended
	June 30,
(in millions, except per share information)	2020	2019
Revenue	$295.9	$517.5
Cost of sales	260.9	384.2
Gross profit	35.0	133.3
Operating expenses
Selling, general and administrative expenses	108.5	131.8
Transaction expenses	0.2	0.7
Impairments of goodwill, intangibles, property and equipment	17.4	—
Contingent consideration benefit	—	(4.6)
Loss (gain) on disposal of assets and other	(0.7)	0.1
Total operating expenses	125.4	128.0
Loss from equity investment	—	(0.3)
Operating income (loss)	(90.4)	5.0
Other expense (income)
Interest expense	13.1	16.4
Foreign exchange losses (gains) and other, net	(4.4)	0.1
Gain on extinguishment of debt	(43.7)	—
Deferred loan costs written off	2.0	—
Total other (income) expense, net	(33.0)	16.5
Loss before income taxes	(57.4)	(11.5)
Income tax expense (benefit)	(14.8)	10.1
Net income (loss) (1)	$(42.6)	$(21.6)

Weighted average shares outstanding
Basic	111.4	109.8
Diluted	111.4	109.8

Loss per share
Basic	$(0.38)	$(0.20)
Diluted	$(0.38)	$(0.20)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$109.7	$57.9
Accounts receivable—trade, net	89.3	154.2
Inventories, net	377.6	414.6
Other current assets	53.2	39.2
Total current assets	629.8	665.9
Property and equipment, net of accumulated depreciation	131.5	154.8
Operating lease assets	35.5	48.7
Intangible assets, net	253.0	272.3
Other long-term assets	17.1	18.3
Total assets	$1,066.9	$1,160.0
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.3	$0.7
Other current liabilities	146.9	196.2
Total current liabilities	148.2	196.9
Long-term debt, net of current portion	412.4	398.9
Other long-term liabilities	65.3	78.2
Total liabilities	625.9	674.0
Total equity	441.0	486.0
Total liabilities and equity	$1,066.9	$1,160.0

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Six Months Ended June 30,
(in millions of dollars)	2020	2019
Cash flows from operating activities
Net loss	$(42.6)	$(21.6)
Impairments of intangible assets, property and equipment	17.4	—
Depreciation and amortization	26.7	32.7
Impairments of operating lease assets	9.3	2.0
Inventory write down	16.4	1.6
Gain on extinguishment of debt	(43.7)	—
Other noncash items and changes in working capital	14.4	26.1
Net cash provided by (used in) operating activities	(2.1)	40.8

Cash flows from investing activities
Capital expenditures for property and equipment	(1.5)	(9.2)
Proceeds from sale of business, property and equipment	1.3	0.4
Net cash used in investing activities	(0.2)	(8.8)

Cash flows from financing activities
Borrowings of debt	85.0	82.0
Repayments of debt	(28.2)	(123.1)
Repurchases of stock	(0.1)	(1.0)
Deferred financing costs	(2.3)	—
Net cash provided by (used in) financing activities	54.4	(42.1)

Effect of exchange rate changes on cash	(0.3)	0.2
Net increase (decrease) in cash, cash equivalents and restricted cash	$51.8	$(9.9)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	June 30, 2020	June 30, 2019	March 31, 2020	June 30, 2020	June 30, 2019	March 31, 2020
Revenue
Drilling & Downhole	$47.2	$82.4	$76.6	$47.2	$82.4	$76.6
Completions	17.6	81.5	50.8	17.6	81.5	50.8
Production	48.6	83.3	55.6	48.6	83.3	55.6
Eliminations	(0.1)	(1.6)	(0.4)	(0.1)	(1.6)	(0.4)
Total revenue	$113.3	$245.6	$182.6	$113.3	$245.6	$182.6

Operating income (loss)
Drilling & Downhole (1)	$(9.4)	$1.3	$(4.1)	$(7.8)	$2.0	$1.0
Operating income margin %	(19.9)%	1.6%	(5.4)%	(16.5)%	2.4%	1.3%
Completions	(17.8)	2.8	(17.3)	(13.2)	2.9	(4.2)
Operating income margin %	(101.1)%	3.4%	(34.1)%	(75.0)%	3.6%	(8.3)%
Production	(1.1)	3.6	(8.2)	(0.7)	3.6	(2.2)
Operating income margin %	(2.3)%	4.3%	(14.7)%	(1.4)%	4.3%	(4.0)%
Corporate	(7.2)	(6.8)	(8.5)	(5.7)	(6.7)	(7.5)
Total segment operating income (loss)	(35.5)	0.9	(38.1)	(27.4)	1.8	(12.9)
Other items not in segment operating income (2)	0.5	(0.2)	(17.3)	0.7	0.1	—
Total operating income (loss)	$(35.0)	$0.7	$(55.4)	$(26.7)	$1.9	$(12.9)
Operating income margin %	(30.9)%	0.3%	(30.3)%	(23.6)%	0.8%	(7.1)%

EBITDA (3)
Drilling & Downhole	$(5.3)	$8.1	$(1.0)	$(3.2)	$8.1	$6.5
EBITDA Margin %	(11.2)%	9.8%	(1.3)%	(6.8)%	9.8%	8.5%
Completions	(11.9)	11.3	(19.9)	(6.2)	12.7	3.7
EBITDA Margin %	(67.6)%	13.9%	(39.2)%	(35.2)%	15.6%	7.3%
Production	1.3	5.2	(6.5)	2.1	6.1	0.3
EBITDA Margin %	2.7%	6.2%	(11.7)%	4.3%	7.3%	0.5%
Corporate	28.9	(5.4)	(3.2)	(4.3)	(4.2)	(6.0)
Total EBITDA	$13.0	$19.2	$(30.6)	$(11.6)	$22.7	$4.5
EBITDA Margin %	11.5%	7.8%	(16.8)%	(10.2)%	9.2%	2.5%

(1) Includes earnings (loss) from equity investment for the three months ended June 30, 2019.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and impairments of intangibles, property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Six months ended		Six months ended
(in millions of dollars)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue
Drilling & Downhole	$123.8	$168.3	$123.8	$168.3
Completions	68.4	176.2	68.4	176.2
Production	104.2	175.3	104.2	175.3
Eliminations	(0.5)	(2.3)	(0.5)	(2.3)
Total revenue	$295.9	$517.5	$295.9	$517.5

Operating income (loss)
Drilling & Downhole (1)	$(13.5)	$(1.2)	$(6.7)	$2.3
Operating income margin %	(10.9)%	(0.7)%	(5.4)%	1.4%
Completions	(35.1)	9.7	(17.4)	10.5
Operating income margin %	(51.3)%	5.5%	(25.4)%	6.0%
Production	(9.2)	7.9	(2.9)	8.2
Operating income margin %	(8.8)%	4.5%	(2.8)%	4.7%
Corporate	(15.7)	(15.2)	(13.3)	(14.1)
Total segment operating income (loss)	(73.5)	1.2	(40.3)	6.9
Other items not in segment operating income (loss) (2)	(16.9)	3.8	0.7	0.2
Total operating income (loss)	$(90.4)	$5.0	$(39.6)	$7.1
Operating income margin %	(30.6)%	1.0%	(13.4)%	1.4%

EBITDA (3)
Drilling & Downhole	$(6.2)	$10.1	$3.3	$14.4
EBITDA Margin %	(5.0)%	6.0%	(3.6)%	8.6%
Completions	(31.8)	26.9	(2.5)	30.1
EBITDA Margin %	(46.5)%	15.3%	(3.7)%	17.1%
Production	(5.3)	11.6	2.4	13.1
EBITDA Margin %	(5.1)%	6.6%	2.3%	7.5%
Corporate	25.7	(11.0)	(10.3)	(9.3)
Total EBITDA	$(17.6)	$37.6	$(7.1)	$48.3
EBITDA Margin %	(5.9)%	7.3%	(2.4)%	9.3%

(1) Includes earnings (loss) from equity investment for the six months ended June 30, 2019.
(2) Includes transaction expenses, gain (loss) on disposal of assets, contingent consideration benefit, and impairments of intangibles, property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	June 30, 2020	June 30, 2019	March 31, 2020
Orders
Drilling & Downhole	$42.3	$78.3	$70.0
Completions	14.2	70.7	49.9
Production	29.1	75.6	50.7
Total orders	$85.6	$224.6	$170.6

Revenue
Drilling & Downhole	$47.2	$82.4	$76.6
Completions	17.6	81.5	50.8
Production	48.6	83.3	55.6
Eliminations	(0.1)	(1.6)	(0.4)
Total revenue	$113.3	$245.6	$182.6

Book to bill ratio (1)
Drilling & Downhole	0.90	0.95	0.91
Completions	0.81	0.87	0.98
Production	0.60	0.91	0.91
Total book to bill ratio	0.76	0.91	0.93

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	June 30, 2020			June 30, 2019			March 31, 2020
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(35.0)	$13.0	$(5.5)	$0.7	$19.2	$(13.7)	$(55.4)	$(30.6)	$(37.1)
% of revenue	(30.9)%	11.5%		0.3%	7.8%		(30.3)%	(16.8)%
Restructuring charges and other	4.1	4.1	4.1	1.0	1.0	1.0	5.4	5.4	5.4
Transaction expenses	0.2	0.2	0.2	0.1	0.1	0.1	—	—	—
Inventory and other working capital adjustments	4.1	4.1	4.1	—	—	—	10.3	10.3	10.3
Impairments of intangibles, property and equipment	0.1	0.1	0.1	—	—	—	17.3	17.3	17.3
Stock-based compensation expense	—	2.6	—	—	4.4	—	—	3.2	—
Impairments of operating lease assets	(0.2)	(0.2)	(0.2)	(0.5)	(0.5)	(0.5)	9.5	9.5	9.5
Amortization of basis difference for equity method investment (2)	—	—	—	0.5	0.5	0.5	—	—	—
Gain on extinguishment of debt	—	(36.2)	(36.2)	—	—	—	—	(7.5)	(7.5)
Deferred loan costs written off	—	0.2	0.2	—	—	—	—	1.8	1.8
Loss (gain) on foreign exchange, net (3)	—	0.5	0.5	—	(2.1)	(2.1)	—	(4.9)	(4.9)
Impact of U.S. CARES Act	—	—	—	—	—	—	—	—	(16.6)
Valuation allowance on deferred tax assets	—	—	—	—	—	5.9	—	—	—
As adjusted (1)	$(26.7)	$(11.6)	$(32.7)	$1.8	$22.6	$(8.8)	$(12.9)	$4.5	$(21.8)
% of revenue	(23.6)%	(10.2)%		0.7%	9.2%		(7.1)%	2.5%

Diluted shares outstanding as reported			111.6			110.0			111.2
Diluted shares outstanding as adjusted			111.6			110.0			111.2

Diluted EPS - as reported			$(0.05)			$(0.12)			$(0.33)
Diluted EPS - as adjusted			$(0.29)			$(0.08)			$(0.20)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Six months ended
	June 30, 2020			June 30, 2019
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(90.4)	$(17.6)	$(42.6)	$5.0	$37.6	$(21.6)
% of revenue	(30.6)%	(5.9)%		1.0%	7.3%
Restructuring charges and other	9.5	9.5	9.5	3.1	3.1	3.1
Transaction expenses	0.2	0.2	0.2	0.7	0.7	0.7
Inventory and other working capital adjustments	14.4	14.4	14.4	(0.1)	(0.1)	(0.1)
Impairments of intangibles, property and equipment	17.4	17.4	17.4	—	—	—
Impairments of operating lease assets	9.3	9.3	9.3	2.0	2.0	2.0
Stock-based compensation expense	—	5.8	—	—	8.3	—
Contingent consideration benefit	—	—	—	(4.6)	(4.6)	(4.6)
Gain on extinguishment of debt	—	(43.7)	(43.7)	—	—	—
Deferred loan costs written off	—	2.0	2.0	—	—	—
Amortization of basis difference for equity method investment (2)	—	—	—	0.9	0.9	0.9
Loss (gain) on foreign exchange, net (3)	—	(4.4)	(4.4)	—	0.4	0.4
Income tax expense (benefit) of adjustments	—	—	—	—	—	(0.1)
Impact of U.S. CARES Act	—	—	(16.6)	—	—	—
Valuation allowance on deferred tax assets	—	—	—	—	—	5.9
As adjusted (1)	$(39.6)	$(7.1)	$(54.5)	$7.0	$48.3	$(13.4)
% of revenue	(13.4)%	(2.4)%		1.4%	9.3%

Diluted shares outstanding as reported			111.4			109.8
Diluted shares outstanding as adjusted			111.4			109.8

Diluted EPS - as reported			$(0.38)			$(0.20)
Diluted EPS - as adjusted			$(0.49)			$(0.12)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	June 30, 2020	June 30, 2019	March 31, 2020
EBITDA reconciliation (1)
Net loss	$(5.5)	$(13.7)	$(37.1)
Interest expense	6.4	8.2	6.7
Depreciation and amortization	12.5	16.3	14.2
Income tax expense (benefit)	(0.4)	8.4	(14.4)
EBITDA	$13.0	$19.2	$(30.6)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 4 - Adjusting Items
	Six months ended
(in millions of dollars)	June 30, 2020	June 30, 2019
EBITDA reconciliation (1)
Net loss	$(42.6)	$(21.6)
Interest expense	13.1	16.4
Depreciation and amortization	26.7	32.7
Income tax expense (benefit)	(14.8)	10.1
EBITDA	$(17.6)	$37.6

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Six months ended
(in millions of dollars)	June 30, 2020	June 30, 2019
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$(2.1)	$40.8
Capital expenditures for property and equipment	(1.5)	(9.2)
Proceeds from sale of property and equipment	0.7	0.4
Free cash flow, before acquisitions	$(2.9)	$32.0

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	June 30, 2020		June 30, 2019		March 31, 2020
Revenue:	$	%	$	%	$	%
Drilling Technologies	$20.0	17.7%	$37.3	15.3%	$36.5	19.9%
Downhole Technologies	12.7	11.2%	28.8	11.7%	25.0	13.7%
Subsea Technologies	14.5	12.8%	16.3	6.6%	15.1	8.3%
Drilling & Downhole	47.2	41.7%	82.4	33.6%	76.6	41.9%

Stimulation and Intervention	8.5	7.5%	46.9	19.1%	24.5	13.4%
Coiled Tubing	9.1	8.0%	34.6	14.1%	26.3	14.4%
Completions	17.6	15.5%	81.5	33.2%	50.8	27.8%

Production Equipment	19.4	17.1%	33.0	13.4%	18.7	10.2%
Valve Solutions	29.2	25.8%	50.3	20.6%	36.9	20.2%
Production	48.6	42.9%	83.3	34.0%	55.6	30.4%
Eliminations	(0.1)	(0.1)%	(1.6)	(0.8)%	(0.4)	(0.1)%
Total Revenue	$113.3	100.0%	$245.6	100.0%	$182.6	100.0%